UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 17, 2022

HEALTHCARE TRIANGLE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40903	84-3559776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7901 Stoneridge Dr., Suite 220 Pleasanton,CA 94588

(Address of principal executive offices)

(925)-270-4812

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	HCTI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.07. Submission of Matters to a Vote of Security Holders.

On November 17, 2022, at the virtual annual meeting of shareholders (the “Annual Meeting”), the shareholders of Healthcare Triangle, Inc. (the “Company”): (i) elected seven (7) directors to serve a one (1) year term; (ii) approved an amendment to amend the Restated Certificate of Incorporation to effect a reverse stock split; (iii) approved a proposal to amend the 2020 stock incentive plan to provide for automatic increases in the number of shares subject to the plan; and (iv) ratified the appointment of Ram Associates CPAS as the Company’s independent registered public accounting firm for the year ending December 31, 2022.

The proposals presented at the Annual Meeting are described in more detail in the Company’s Definitive Proxy Statement on Schedule 14A (“Proxy Statement”) that was filed with the Securities and Exchange Commission on October 19, 2022. Holders of 39,194,242 shares of the Company’s common stock, or approximately 99.31% of the 39,466,671 shares of common stock that were issued and outstanding and entitled to vote, were present virtually or represented by proxy at the Annual Meeting. The shares entitled to vote include the common stock of the Company and the Company’s Series A Super Voting Preferred Stock.

The following are the final voting results on the proposals presented to the Company’s shareholders at the Annual Meeting.

Proposal No. 1: Election of Directors

The Company’s shareholders elected all of the director nominees nominated by the Board to serve for a one-year term, until the 2023 annual meeting of shareholders and until their successors are duly elected and qualified. The table below sets forth the voting results for Proposal 1:

Director	Term Expires	For	Withheld	Total	Broker Non-Votes
Suresh Venkatachari	2023	36,578,111	139,541	36,717,652	2,476,590
Lakshmanan Kannappan	2023	36,579,011	138,641	36,717,652	2,476,590
Shibu Kizhakevilayil	2023	36,579,011	138,641	36,717,652	2,476,590
Jeffrey S. Mathiesen	2023	36,517,570	200,082	36,717,652	2,476,590
April Bjornstad	2023	36,579,011	138,641	36,717,652	2,476,590
John Leo	2023	36,516,147	201,505	36,717,652	2,476,590
Dave Rosa	2023	36,507,990	209,662	36,717,652	2,476,590

Proposal No. 2: Approval of an Amendment to the Amended and Restated Certificate of Incorporation to Effect the Reverse Stock Split

The Company’s shareholders approved the resolution to give the Board of Directors (“Board”) the discretion to effect the Reverse Stock Split (as defined in the Proxy Statement) of the Company’s common stock in a range of split ratios from 1-for-2 to 1-for-10 at any time prior to May 29, 2023. The table below sets forth the voting results for Proposal 2:

For	Against	Abstain	Total	Broker Non-Votes
38,737,512	453,719	3,011	39,194,242	0

Proposal No. 3: Proposal to Amend the 2020 Stock Incentive Plan to Provide for Automatic Increases in the Number of Shares Subject to the Plan

The Company’s shareholders approved the resolution to amend (the “Plan Amendment”) the Healthcare Triangle, Inc. 2020 Stock Incentive Plan (“Plan”) to provide for the automatic increase in the number of shares under the Plan on the first day of each fiscal year beginning with the 2023 fiscal year, in an amount equal to the least of: (a) 2,000,000 shares, (b) a number of shares equal to eight percent (8%) of the total number of shares of all classes of common stock of the Company outstanding on the last day of the immediately preceding fiscal year, or (c) such number of shares determined by the Administrator of the Plan no later than the last day of the immediately preceding fiscal year. The Plan Amendment will terminate with the termination of the Plan on December 31, 2030. The table below sets forth the voting results for Proposal 3:

For	Against	Abstain	Total	Broker Non-Votes
36,444,650	271,572	1,430	36,717,652	2,476,590

Proposal No. 4: Ratification of the Auditors

The Company’s shareholders approved the resolution to approve Ram Associates CPAS as the Company’s independent public accounting firm for fiscal 2022. The table below sets forth the voting results for Proposal 4:

For	Against	Abstain	Total	Broker Non-Votes
39,012,284	136,746	45,212	39,194,242	0

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Healthcare Triangle, Inc.

Date: November 21, 2022	By: /s/ Suresh Venkatachari
Name: Suresh Venkatachari
Title: Chief Executive Officer

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